EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Marmion Industries, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Marmion Industries, Inc. (the "Company") of our report dated September 10, 2004 which appears in the Company's Form 8-K/A for the years ended December 31, 2003 and 2002.

/s/ LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

Houston, Texas
January 13, 2005


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